UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2007

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

(a) On October 26, 2007 and October 30, 2007, agreements were entered into regarding amendments to financing facilities to fund mortgage loan originations of Option One Mortgage Corporation, (“OOMC”), a wholly-owned indirect subsidiary of H&R Block, Inc. (the “Company”):

(i) On October 26, 2007, OOMC, Option One Loan Warehouse, LLC (a wholly-owned subsidiary of OOMC) (“OOLW”) and Option One Owner Trust 2001-2 (the “BofA Trust”) entered into Amendment Number Ten to the Amended and Restated Note Purchase Agreement with Bank of America (“BofA”) (the “BofA Amendment”).

The purpose of the BofA Amendment was to decrease the amount of funding available through OOMC’s off-balance sheet financing arrangement with BofA to fund mortgage loan originations (the “BofA Warehouse Facility”) from $2,252,000,000 to $750,000,000.

The BofA Warehouse Facility provides funding totaling $750,000,000 through June 12, 2008, subject to various triggers, events or occurrences that could result in earlier termination and bears interest at one-month LIBOR plus additional margin rates. The BofA Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, tangible net worth to total required capital ratio, non-warehouse leverage ratio and cross-default features in which a default under other arrangements to fund mortgage loan originations would trigger a default under the BofA Warehouse Facility. In addition, the BofA Warehouse Facility permits BofA at any time to require the BofA Trust to redeem specified borrowed amounts outstanding under the BofA Warehouse Facility.

(ii) On October 30, 2007, Option One Owner Trust 2003-5 (the “Citigroup Trust”) entered into an Omnibus Amendment as of October 30, 2007 among the Citigroup Trust, OOMC, Option One Mortgage Capital Corporation (a wholly-owned subsidiary of OMCC) (“OOMCC”), OOLW, Wells Fargo Bank, N.A. (“Wells Fargo”) and Citigroup Global Realty Markets Realty Corp. (“Citigroup”) (the “Citigroup Amendment”).

The purpose of the Citigroup Amendment was to (i) extend through November 15, 2007 OOMC’s on-balance sheet financing arrangement with Citigroup to fund mortgage loan originations (the “Citigroup Warehouse Facility”) and (ii) decrease the amount of funding available through the Citigroup Warehouse Facility from $150,000,000 to $75,000,000.

The Citigroup Warehouse Facility provides funding totaling $75,000,000 through November 15, 2007, and bears interest at one-month LIBOR plus additional margin rates. The Citigroup Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, capital adequacy test, non-warehouse leverage ratios, net income test and cross-default features in which a default under other arrangements to fund non-prime originations would trigger a default under the Citigroup Warehouse Facility. In addition, the Citigroup Warehouse Facility permits Citigroup at any time to require the Citigroup Trust to redeem specified borrowed amounts outstanding under the Citigroup Warehouse Facility. The Citigroup Warehouse Facility

provides for acceleration of payment obligations under the facility upon (i) default under, failure to perform as requested under, or termination of the Servicing Agreement dated as of December 1, 2006 between OOMC and Citigroup or (ii) OOMC or any of its affiliates causing a termination for cause under OOMC’s other arrangements to fund non-prime originations.

(iii) Under the BofA Warehouse Facility and the Citigroup Warehouse Facility, mortgage loans originated by OOMC are sold to the applicable trusts, which utilize the applicable facilities to purchase the loans. The trusts subsequently sell the loans directly to third-party investors or back to OOMC to pool the loans for securitization, as directed by its third-party beneficial interest holders. The decision to complete a whole loan sale or a securitization is dependent on market conditions. See “Off-Balance Sheet Financing Arrangements” in Item 7 of the Company’s Form 10-K for the fiscal year ended April 30, 2007.

(iv) Certain parties to the BofA Warehouse Facility and the Citibank Facility have other relationships with the Company or its affiliates. BofA, Citigroup and an affiliate of Wells Fargo are lending parties pursuant to credit facilities maintained by Block Financial Corporation, as borrower, and the Company, as guarantor, with various lenders. In addition, Wells Fargo serves as the indenture trustee under other mortgage warehouse facilities maintained by OOMC or its affiliates.

(b) On October 26, 2007, the following agreements were entered into to terminate certain financing facilities that fund OOMC mortgage originations (the “Termination Amendments”):

(i) Option One Owner Trust 2002-3 (the “UBS Trust”), OOLW, OOMC, OOMCC, UBS Real Estate Securities Inc. (“UBS”), and Wells Fargo entered into an Amendment to Terminate (the “UBS Termination”) regarding the warehouse financing facility maintained with UBS. See Item 1.02 of this report on Form 8-K for further information regarding the UBS Termination, which is hereby incorporated in this Item 1.01(b)(i) by reference.

(ii) Option One Owner Trust 2005-9 (the “Deutsche Trust”), OOLW, OOMC, OOMCC and Wells Fargo entered into an Amendment to Terminate (the “Deutsche Termination”) regarding the warehouse financing facility maintained with DB Structured Products, Inc. (“Deutsche”). See Item 1.02 of this report on Form 8-K for further information regarding the Deutsche Termination, which is hereby incorporated in this Item 1.01(b) (ii) by reference.

Item 1.02 Termination of a Material Definitive Agreement

On October 26, 2007, the following warehouse financing facilities were terminated pursuant to the Termination Amendments:

(i)

the financing facility and related agreements among OOLW, OOMC, the UBS Trust, UBS and Wells Fargo (the “UBS Warehouse Facility”), which provided funding totaling $750,000,000 to fund mortgage loan originations through January 18, 2008; and

(ii)

the financing facility and related agreements among OOLW, OOMC, the Deutsche Trust, Deutsche and Wells Fargo (the “Deutsche Warehouse Facility”), which provided funding totaling $500,000,000 through January 15, 2008.

The UBS Warehouse Facility and the Deutsche Warehouse Facility (collectively, the “Terminated Facilities”) were each subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, capital adequacy test, non-warehouse leverage ratio, minimum net income test and cross-default features in which a default under other arrangements to fund non-prime originations would trigger a default under the Terminated Facilities.

The Terminated Facilities were terminated in light of OOMC’s reduced mortgage origination volume in the current sub-prime mortgage environment and corresponding decreased need for warehouse financing capacity.

Certain parties to the Terminated Facilities have other relationships with the Company or its affiliates. Affiliates of UBS, Deutsche and Wells Fargo are lending parties pursuant to credit facilities maintained by Block Financial Corporation, as borrower, and the Company, as guarantor, with various lenders. In addition, Wells Fargo serves as the indenture trustee under other mortgage warehouse facilities maintained by OOMC or its affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01(a) of this report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Pursuant to the warehouse facilities described in items 1.01(a) above, OOMC provides a guarantee up to a maximum of approximately 10% of the aggregate principal balance of mortgage loans held by the applicable trusts before ultimate disposition. This guarantee would be called upon if the sale of mortgage loans did not generate adequate proceeds to satisfy the trusts’ current or ultimate payment obligations. The maximum potential undiscounted amount of future payments that OOMC may be required to make pursuant to this guarantee under each of the applicable warehouse facilities would be approximately as follows:

Warehouse Facility	Amount

BofA Warehouse Facility	$75,000,000
Citibank Warehouse Facility	7,500,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	November 1, 2007	By: /s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary